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EXHIBIT 11.   STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                               (Unaudited)

                     ELI LILLY AND COMPANY AND SUBSIDIARIES
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

                                                          Three Months Ended            Nine Months Ended
                                                             September 30,                September 30,
                                                          2001         2000             2001         2000
                                                        ------------ --------         ---------- ----------
                                                             (Dollars and shares in millions except
                                                                          per-share data)
 BASIC
 Net income ..........................................  $  570.1     $  778.8         $2,204.6     $2,290.5
                                                        --------     --------         --------     --------
 Average number of common shares outstanding .........   1,077.1      1,081.0          1,077.4      1,081.9
 Contingently issuable shares ........................       -            -                 .1           .2
                                                        --------     --------         --------     --------
 Adjusted average shares .............................   1,077.1      1,081.0          1,077.5      1,082.1
                                                        --------     --------         --------     --------
 Basic earnings per share ............................  $    .53     $    .72         $   2.04     $   2.12
                                                        --------     --------         --------     --------

 DILUTED

 Net income ..........................................  $  570.1     $  778.8         $2,204.6     $2,290.5
                                                        --------     --------         --------     --------
 Average number of common shares outstanding .........   1,077.1      1,081.0          1,077.4      1,081.9
 Incremental shares - stock options and contingently
   issuable shares ...................................      12.8         16.5             13.8         16.0
                                                        --------     --------         --------     --------
 Adjusted average shares .............................   1,089.9      1,097.5          1,091.2      1,097.9
                                                        --------     --------         --------     --------
 Diluted earnings per share ..........................  $    .52     $    .71         $   2.02     $   2.09
                                                        --------     --------         --------     --------
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